Monaker Group, Inc. 8-K

Exhibit 99.1

Monaker Group, Inc. Announces Closing of Public Offering and Full Exercise of Over-Allotment Option

WESTON, FL, April 30, 2019 — Monaker Group, Inc. (Nasdaq: MKGI) today announced the closing of its previously announced underwritten public offering of up to 870,000 shares of its common stock (without taking into account the over-allotment option) at a price to the public of $2.00 per share. The full amount of the offering was subscribed for and the underwriters’ over-allotment to purchase up to 130,500 additional shares of common stock was exercised prior to closing. In total the company sold 1,000,500 shares of common stock in the offering and net proceeds disbursed to Monaker from the offering were $1.785 million, after deducting the underwriting discount and expenses of the underwriters.

As part of the offering, the underwriters sold 75,000 shares of common stock to an entity controlled by Donald P. Monaco, a director and chairman of our board, 100,000 shares of common stock to Simon Orange, a member of our board, and 25,000 shares of common stock, to William Kerby, our Chief Executive Officer and member of the board, at the $2.00 per share public offering price.

Roth Capital Partners was the sole book-running manager for the offering. Aegis Capital Corp. was a co-manager for the offering.

A shelf registration statement relating to the shares was filed with the Securities and Exchange Commission (the “SEC”) and became effective on July 2, 2018. Copies of the final prospectus supplement and accompanying prospectus relating to the offering were filed with the SEC and may be obtained from Roth Capital Partners, LLC, 888 San Clemente, Suite 400, Newport Beach, CA 92660, or (800) 678-9147.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Monaker Group, Inc.

Monaker Group, Inc., is a technology-driven travel company focused on delivering innovation to the alternative lodging rental (ALR) market. The Monaker Booking Engine (MBE) provides access to more than 2.6 million instantly bookable vacation rental homes, villas, chalets, apartments, condos, resort residences, and castles. MBE offers travel distributors and agencies an industry first: a customizable, instant-booking platform for alternative lodging. For more about Monaker Group, visit www.monakergroup.com.

Important Cautions Regarding Forward Looking Statements

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements give our current expectations, opinions, belief or forecasts of future events and performance. A statement identified by the use of forward-looking words including “will,” “may,” “expects,” “projects,” “anticipates,” “plans,” “believes,” “estimate,” “should,” and certain of the other foregoing statements may be deemed forward-looking statements. Although Monaker believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release.  More information about the risks and uncertainties faced by Monaker is contained in, in and incorporated by reference in, the section captioned “Risk Factors” in the preliminary prospectus supplement related to the public offering and are detailed from time to time in Monaker’s periodic reports filed with the SEC, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. The forward-looking statements in this press release are made as of the date hereof. The company takes no obligation to update or correct its own forward-looking statements, except as required by law, or those prepared by third parties that are not paid for by the company.